Exhibit 16.1

Deloitte & Touche LLP
111 S. Wacker Drive
Chicago, Illinois  60606-4301
USA
Tel: +1 312 486 1000
Fax: +1 312 486 1486
www.deloitte.com

April 5, 2012

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549-7561

Dear Sirs/Madams:

We have read Item 4 of Man-AHL Diversified I L.P.’s Form 8-K dated April 5, 2012, and have the following comments:

1.           We agree with the statements made in Section 4.01a.

2.           We have no basis on which to agree or disagree with the statements made in Section 4.01b.

Yours truly,

/s/ Deloitte & Touche LLP